Exhibit 99.1

Contact:

Media: Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Completes Acquisition of Hemscott Businesses from Ipreo Holdings LLC

CHICAGO, Jan. 9, 2008—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced it has completed its previously announced acquisition of the Hemscott data, media, and investor relations Web site businesses from Ipreo Holdings LLC for $51.6 million in cash, subject to working capital adjustments.

The acquisition includes:

•	Hemscott Data, which has more than 20 years of comprehensive fundamental data on virtually all publicly listed companies in the United States, Canada, the United Kingdom, and Ireland;
•	Hemscott Guru, a leading online research tool that contains financial data and directors’ biographies on more than 2,500 UK-quoted companies and 400,000 private companies;
•	Hemscott Adviser Rankings Guide, a comprehensive listing of more than 1,800 leading providers of professional services to all UK- and Irish-registered companies listed on the London Stock Exchange;
•	Hemscott India, which operates a state-of-the-art data collection center in New Delhi, India;
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Hemscott.com, a free investment research Web site in the United Kingdom, and Hemscott Premium and Premium Plus, subscription-based investment research and data services for executives and high net-worth investors; and

•	Hemscott IR, a pioneer in best-practice online investor relations and corporate communications services in the United Kingdom.

The Hemscott businesses that Morningstar acquired have approximately 200 employees in New Delhi, India, 70 employees in London, and 10 employees in the United States.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 260,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 18 countries and minority ownership positions in companies based in three other countries.

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